UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are based upon the historical consolidated financial statements of Consolidated Communications Holdings, Inc. (“Consolidated”) and North Pittsburgh Systems, Inc. (“North Pittsburgh”) and have been prepared to reflect Consolidated’s acquisition of North Pittsburgh (the “Merger”) as more fully described in Note 1 to the unaudited pro forma condensed combined financial statements based on the purchase method of accounting. The historical consolidated financial statements have been adjusted to give effect to pro forma events that are directly attributable to the Merger and factually supportable and, in the case of the statements of operations, that are expected to have a continuing impact. The unaudited pro forma condensed combined balance sheet has been prepared as of September 30, 2007 and gives effect to the Merger as if it had occurred on that date. The unaudited pro forma condensed combined statements of operations, which have been prepared for the nine months ended September 30, 2007 and for the year ended December 31, 2006, give effect to the Merger as if it had occurred on January 1, 2006.

Consolidated has not finalized the detailed valuation studies necessary to arrive at the required estimates of the fair market value of the North Pittsburgh assets to be acquired and the liabilities to be assumed and the related allocations of the purchase price, nor has Consolidated identified the adjustments necessary, if any, to conform North Pittsburgh data to Consolidated accounting policies. As indicated in Note 1 to the unaudited pro forma condensed combined financial statements, Consolidated has made certain adjustments to the historical book values of the assets and liabilities of North Pittsburgh to reflect certain preliminary estimates of the fair values necessary to prepare the unaudited pro forma condensed combined financial statements, with the excess of the estimated purchase price over the historical net assets of North Pittsburgh, as adjusted to reflect estimated fair values, recorded as goodwill. Actual results are expected to differ from these unaudited pro forma condensed combined financial statements once Consolidated has completed the valuation studies necessary to finalize the required purchase price allocations and has identified any necessary conforming accounting changes for North Pittsburgh. There can be no assurances that such finalization will not result in material changes.

These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of Consolidated and North Pittsburgh.

The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of the combined company that would have been reported had the Merger been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial condition of the combined company.

The unaudited pro forma condensed combined financial statements do not include the realization of future cost savings or synergies or restructuring charges that are expected to result from Consolidated’s acquisition of North Pittsburgh.

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR NINE MONTHS ENDED SEPTEMBER 30, 2007
(dollars in thousands, except per share amounts)

		North	Pro Forma		Pro Forma
	Consolidated	Pittsburgh	Adjustments	Note	Combined
Revenues	$244,244	$72,388	$-		$316,632
Operating expenses:
Cost and expenses (exclusive of
depreciation and amortization)	145,510	54,583	-		200,093
Depreciation and amortization	49,585	10,671	4,104	(3)	64,360
Operating income	49,149	7,134	(4,104)		52,179
Other income (expense):
Interest income	694	1,793	-		2,487
Interest expense	(35,420)	(890)	(15,343)	(4)	(51,653)
Investment income	5,041	7,355	-		12,396
Minority interest	(541)	-	-		(541)
Other, net	286	(65)	-		221
Income before income taxes	19,209	15,327	(19,447)		15,089
Income tax expense	6,756	6,101	(7,779)	(5)	5,078
Net income	$12,453	$9,226	$(11,668)		$10,011
Net income per common share:
Basic and Diluted	$0.48	$0.61			$0.34

Number of shares for calculation:
Basic	25,757,746	15,005,000			29,077,436
Diluted	26,102,020	15,005,000			29,421,710

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2006
(dollars in thousands, except per share amounts)

		North	Pro Forma		Pro Forma
	Consolidated	Pittsburgh	Adjustments	Note	Combined
Revenues	$320,767	$103,465	$-		$424,232
Operating expenses:
Cost and expenses (exclusive of
depreciation and amortization)	204,026	65,386	-		269,412
Depreciation and amortization	67,430	13,138	6,556	(3)	87,124
Operating income	49,311	24,941	(6,556)		67,696
Other income (expense):
Interest income	974	2,546	-		3,520
Interest expense	(43,873)	(1,402)	(23,649)	(4)	(68,924)
Investment income	7,691	8,643	-		16,334
Gain on redemption of investment	-	19,622	-		19,622
Minority interest	(721)	-	-		(721)
Other, net	290	(133)	-		157
Income from contining operations before income taxes	13,672	54,217	(30,205)		37,684
Income tax expense	405	22,473	(12,082)	(5)	10,796
Net income from continuing operations	$13,267	$31,744	$(18,123)		$26,888
Net income from continuing operations per common share:
Basic	$0.48	$2.12			$0.87
Diluted	$0.47	$2.12			$0.85

Number of shares for calculation:
Basic	27,739,697	15,005,000			31,059,387
Diluted	28,170,501	15,005,000			31,490,191

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2007
(dollars in thousands)

		North	Pro Forma		Pro Forma
	Consolidated	Pittsburgh	Adjustments	Note	Combined
Assets
Current assets:
Cash and cash equivalents	$24,355	$46,629	$(44,373)	(6)	$26,611
Marketable securities	-	577	-		577
Accounts receivable	37,067	10,198	-		47,265
Inventories	4,529	1,826	-		6,355
Deferred income taxes	2,432	578	-		3,010
Prepaid expenses and other current assets	7,889	1,713	-		9,602
Total current assets	76,272	61,521	(44,373)		93,420
Property, plant and equipment, net	298,923	72,715	16,785	(7)	388,423
Intangibles and other assets:
Investments	40,649	17,362	34,638	(7)	92,649
Goodwill	316,034	-	223,734	(7)	539,768
Customer lists, net	100,622	-	48,700	(7)	149,322
Tradenames	14,291	-	7,800	(7)	22,091
Deferred financing costs and other assets	15,276	5,402	(4,688)	(8)	15,990
Total assets	$862,067	$157,000	$282,596		$1,301,663

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$7,130	$3,136	$-		$10,266
Current portion of long term debt and
capital lease obligations	-	4,105	(3,085)	(9)	1,020
Advance billings and customer deposits	17,327	1,953	-		19,280
Dividends payable	10,051	3,001	-		13,052
Accrued expenses	27,431	4,526	(3,680)	(10)	28,277
Total current liabilities	61,939	16,721	(6,765)		71,895
Long-term debt and capital lease obligations	594,000	15,140	282,887	(9)	892,027
Deferred income taxes	52,130	-	38,864	(10)	90,994
Pension and postretirement benefit obligations	49,858	23,348	-		73,206
Other liabilities	3,209	1,033	-		4,242
Total liabilities	761,136	56,242	314,986		1,132,364

Minority interest	4,236	-	-		4,236

Total stockholders' equity	96,695	100,758	(100,758)	(11)	165,063
			(6,458)	(11)
			74,826	(11)

Total liabilities and stockholders' equity	$862,067	$157,000	$282,596		$1,301,663

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(dollars in thousands, except per share amounts)

1. Description of the Transaction

On July 1, 2007, Consolidated and North Pittsburgh entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provided for a business combination whereby Fort Pitt Acquisition Sub Inc. (“Merger Sub”), a Pennsylvania corporation and wholly-owned subsidiary of Consolidated, merged with and into North Pittsburgh (the “Merger”). As a result of the Merger, the separate corporate existence of Merger Sub ceased, with North Pittsburgh as the surviving corporation and a wholly-owned subsidiary of Consolidated.

At December 31, 2007, 80% of the shares of North Pittsburgh common stock (other than shares held in treasury of North Pittsburgh or owned by any North Pittsburgh subsidiary, Consolidated, Merger Sub or any other subsidiary of Consolidated) converted into the right to receive $25.00 in cash, without interest, per share, for an approximate total of $300,100 in cash, and the remainder of the shares of North Pittsburgh common stock (other than shares held in treasury of North Pittsburgh or owned by any North Pittsburgh subsidiary, Consolidated, Merger Sub or any other subsidiary of Consolidated) converted into the right to receive 1.1061947 shares of common stock of Consolidated, or an approximate total of 3.32 million shares of Consolidated’s common stock. North Pittsburgh’s stockholders had the right to elect to exchange each share of North Pittsburgh common stock for either $25.00 in cash or 1.1061947 shares of Consolidated’s common stock, subject to proration so that 80% of the North Pittsburgh shares were exchanged for cash and 20% for stock.

Consolidated accounted for its acquisition of North Pittsburgh using the purchase method of accounting. The pro forma adjustments reflect preliminary estimates of the purchase price, which are expected to change upon finalization of appraisals and other valuation studies. The final allocation will be based on the assets and liabilities that exist as of the date of the North Pittsburgh acquisition. The final adjustments could be materially different from the unaudited pro forma adjustments presented herein.

The unaudited pro forma combined condensed statements of operations include certain accounting adjustments related to the acquisition that are expected to have a continuing impact on the combined results, such as increased depreciation and amortization on the acquired tangible and intangible assets, increased interest expense on the debt incurred to complete the acquisition, amortization of deferred financing fees incurred in connection with the new credit facilities and the tax impact of these pro forma adjustments.

The unaudited pro forma combined condensed statements of operations do not reflect certain adjustments that are expected to result from the acquisition that may be significant, such as transaction related costs incurred by North Pittsburgh as well as costs that may be incurred by Consolidated for integration and restructuring efforts, because they are considered to be of a non-recurring nature. They also do not reflect income recorded from discontinued operations of North Pittsburgh in 2006.

Consolidated expects to realize synergies following the acquisition that are not reflected in the pro forma adjustments. No assurance can be given with respect to the ultimate level of such synergies and the timing of their realization.

2. Purchase Price

The following is the preliminary purchase price paid by Consolidated in the acquisition of North Pittsburgh:

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS—(Continued)
(dollars in thousands, except per share amounts)

Number of shares of North Pittsburgh common stock
outstanding at the effective time of the merger	(a	)	15,005,000
Number of shares convertible into Consolidated common stock	(b	)	3,001,000
Exchange ratio			1.1061947
Number of shares of Consolidated common stock to be issued to
holders of North Pittsburgh common stock	(c	)	3,319,690
Multiplied by cost per share of Consolidated common stock	(d	)	$22.54
Stock portion of the merger consideration				$74,826
Cash portion of the merger consideration	(e	)		300,100
Estimated transaction costs -- Consolidated				5,500
				$380,426

(a)	Based on the number of shares of North Pittsburgh stock outstanding as of December 31, 2007.

(b)	Represents 20% of the total consideration payable in Consolidated stock.

(c)	Represents the product of the number of shares convertible into common stock and the exchange ratio.

(d)	Represents the approximate average closing price per share of Consolidated stock for the period of June 28, 2007 to July 5, 2007.

(e)	Represents the product of 80% of the number of North Pittsburgh shares outstanding at $25.00 per share.

For purposes of preparing the unaudited pro forma combined condensed financial statements, the above purchase price has been allocated based on the preliminary estimates of fair value of the assets acquired and liabilities assumed. The final purchase price allocation will be based on the estimated fair values at the completion of the Merger and could vary significantly from the pro forma amounts due to various factors, including but not limited to, changes in the composition of North Pittsburgh's assets and liabilities prior to the completion of the Merger. Accordingly, the preliminary estimated fair values of these assets and liabilities are subject to change pending additional information that may be developed by Consolidated and North Pittsburgh. Allocation of an increased portion of the purchase price to property, plant and equipment or any identifiable intangible asset with a finite life will reduce the amount of the purchase price allocated to goodwill in the unaudited combined condensed financial statements and may result in increased depreciation and/or amortization expense, which could be material.

3. Depreciation and Amortization

The pro forma adjustments to depreciation and amortization reflect (a) the removal of the historical basis of depreciation and amortization for the North Pittsburgh assets and (b) based on the write-up of these assets to fair value in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations” (SFAS 141), the increase in depreciation and amortization expense for property and equipment and intangible assets acquired in the North Pittsburgh acquisition.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS—(Continued)
(dollars in thousands, except per share amounts)

		Nine Months
	Year Ended	Ended
	December 31,	September 30,
	2006	2007
Removing historical depreciation and amortization	$(13,138)	$(10,671)
Recording new depreciation and amortization	19,694	14,775
	$6,556	$4,104

4. Interest Expense

The pro forma adjustments to interest expense are based on the amounts borrowed and the rates in effect at the closing of the North Pittsburgh transaction. Amounts outstanding under the new term loan facility bear interest at 250 basis points above LIBOR.

			Year	Nine Months
			Ended	Ended
	Principal	Interest	December 31,	September 30,
	Outstanding	Rates	2006	2007
Removal of historical interest expense
North Pittsburh interest expense			$1,402	$890
Consolidated interest expense			43,873	35,420
			45,275	36,310

Recording of new interest expense
Term loan	$760,000	LIBOR + 2.50%	(55,708)	(41,781)
Senior notes	130,000	9.75%	(12,675)	(9,506)
Effect of interest rate hedges			1,684	1,264
Capital lease	3,047	7.40%	-	(169)
	3,755	7.40%	(278)	-
Revolver commitment fee			(250)	(188)
Administrative Agent's Fee			(100)	(75)
Amortization of debt issuance costs			(1,597)	(1,198)

Total new interest expense			(68,924)	(51,653)

Net adjustment to interest expense			$(23,649)	$(15,343)

The LIBOR rate used for purposes of computing interest expense for the year ended December 31, 2006 and the nine months ended September 30, 2007 is 4.83%. An increase or decrease of a 0.125% in the interest rate of the debt would change pro forma interest expense for the year ended December 31, 2006 and the nine months ended September 30, 2007 by $0.1 million and $0.1 million, respectively.

5. Income tax expense

The blended effective tax rate applied to the pro forma adjustments related to the Merger and related financing is 40% for the periods presented.

6. Cash

Pro forma adjustments to cash are the result of cash used to fund the acquisition of North Pittsburgh, estimated transaction costs, and costs associated with entering into the new credit facilities. Entries have been made to reflect these transactions as follows:

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS—(Continued)
(dollars in thousands, except per share amounts)

Cash consideration for acquisition	$(300,100)
Estimated transaction costs - Consolidated	(5,500)
Estimated transaction costs - North Pittsburgh	(12,500)
Deferred financing costs	(6,075)
Incremental borrowings	279,802
Net cash used	$(44,373)

7. Purchase price allocation

The purchase price has been allocated to the net tangible and intangible assets and liabilities acquired on a preliminary basis as follows:

Estimated purchase price		$380,426
Current assets	$49,021
Property, plant & equipment	89,500
Tradenames	7,800
Customer lists	48,700
Investments	52,000
Goodwill	180,571
Other assets	5,402
Current liabilities	(13,041)
Assumption of long term debt	(15,140)
Pension & other postretirement benefit obligations	(23,348)
Other liabilities	(1,033)
		$380,426

Goodwill has been further adjusted by $43,169 to reflect the establishment of deferred taxes for the non-deductible step-up in the value of property, plant and equipment and other long lived assets at a rate of 40% (See Note 10).

8. Write off of deferred financing costs

In connection with the Merger, Consolidated will borrow $760,000 under a term loan in order to finance the acquisition and replace Consolidated’s current $464,000 term loan. As a result, deferred financing costs of $10,763 as of September 30, 2007 will be written off for the existing facility. Consolidated expects to incur $6,075 of deferred financing costs related to the new credit facilities:

Write-off of deferred financing costs associated with the existing debt	$(10,763)
Recording of new deferred financing costs associated with the
new credit facilities	6,075
$(4,688)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS—(Continued)
(dollars in thousands, except per share amounts)

9. Long-term debt

Reflects the payment and incurrence of debt as follows:

Non-current portion:
Repayment of existing Consolidated credit facilities	$(464,000)
Repayment of existing North Pittsburgh credit facility	(13,113)
Borrowings under new credit facilities	760,000

Adjustment to non-current portion of long-term debt	$282,887

Current portion:
Repayment of existing North Pittsburgh credit facility	$(3,085)

10. Income taxes

These adjustments reflect the tax impact assuming a marginal combined state and federal tax rate of 40% of the pro forma adjustments resulting from the Merger and related debt financing. The adjustment to accrued expenses includes the tax deductible portion of estimated transaction costs for North Pittsburgh. The adjustment to long-term deferred tax liabilities includes the write off of the pro-rata share of the deferred financing costs associated with the modification of Consolidated’s credit facilities as well as the non-deductible portion of the step up in value of property, plant and equipment, trademarks, customer lists and investments.

11. Stockholders’ equity

The pro forma stockholders’ equity reflects the following adjustments:

Equity issued to North Pittsburgh stockholders	$74,826
Write-off of deferred financing costs, net of tax	(6,458)
Elimination of historical North Pittsburgh stockholders’ equity	(100,758)